UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2004

The SCO Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification)

355 South 520 West

Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Item 5.                       Other Events and Regulation FD Disclosure.

On March 3, 2004, The SCO Group, Inc. received an order from Magistrate Judge Brooke Wells regarding SCO’s and IBM’s motion to compel discovery.  The nine page order directs both parties to produce evidence and lifts the discovery stay which the court previously entered.

The ruling, which is attached to this Current Report on Form 8-K as Exhibit 99.1, can also be viewed at SCO’s website http://www.thescogroup.com/ibmlawsuit/.

Item 7.    Financial Statements and Exhibits.

(c)                                              Exhibits

99.1                                       Order regarding SCO’s motion to compel discovery and IBM’s motion to compel discovery, dated March 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 5, 2004

By:	/s/ Robert K. Bench
Chief Financial Officer
Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Order regarding SCO’s motion to compel discovery and IBM’s motion to compel discovery, dated March 3, 2004.